UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2006

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 800

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 18, 2006, Novacea, Inc. entered into a Letter Agreement (the “Employment Agreement”) with John Walker, pursuant to which Mr. Walker will serve as the Interim Chief Executive Officer of Novacea, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2006. Pursuant to the Employment Agreement, Mr. Walker has agreed to serve as Interim Chief Executive Officer until Novacea appoints a permanent Chief Executive Officer, Mr. Walker resigns or Mr. Walker is terminated by Novacea. Mr. Walker will also continue to serve as the Chairman of the Board of Directors of Novacea and will continue to receive the cash and stock compensation to which he is entitled as Chairman under Novacea’s Non-Employee Director Equity Compensation Policy, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2006.

Pursuant to the Employment Agreement, Mr. Walker will receive a base salary of $250,000 and an annual bonus equal in an amount of up to 50% of his base salary, depending upon Mr. Walker’s achievement of performance objectives established by the Compensation Committee with Mr. Walker’s consultation. In addition, pursuant to the Employment Agreement, Mr. Walker will receive an option to purchase 250,000 shares of Novacea’s common stock (the “Option”), which Option shall vest and become exercisable over four years in equal monthly installments. In addition, up to an aggregate of 150,000 shares subject to the Option will immediately vest in the event that certain events occur during the term of the Employment Agreement, as set forth more fully therein. Upon termination of Mr. Walker’s services under the Employment Agreement, the Option will no longer be subject to the accelerated vesting described above, but the Option will continue to vest in equal monthly installments so long as Mr. Walker continues service as a member of the Board of Directors.

In the event that Mr. Walker’s employment is terminated (i) as a result of the appointment of a Chief Executive Officer in a full-time capacity or (ii) in connection with a Change of Control, as such term is defined in Novacea’s 2006 Equity Incentive Plan, Mr. Walker shall receive cash severance in the form of continued payment of his base salary for 60 days.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated December 18, 2006, by and among Novacea, Inc. and John Walker.†

†	Confidential treatment requested for certain portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated December 18, 2006, by and among Novacea, Inc. and John Walker.†

†	Confidential treatment requested for certain portions.